FORM 8-K


               SECURITIES AND EXCHANGE COMMISSION

                     WASHINGTON, D.C.  20549

                         CURRENT REPORT


             Pursuant to Section 13 or 15(d) of the
                 Securities Exchange Act of 1934


Date of Report (Date of earliest event reported):  March 15, 1994



                 NATIONAL CITY BANCSHARES, INC.
     (Exact name of registrant as specified in its charter)



    INDIANA                  0-13585               35-1632155
(State or other            (Commission           (IRS Employer
jurisdiction of            File Number)       Identification No.)
incorporation)


  227 Main Street, P.O. Box 868, Evansville, Indiana 47705-0868
            (Address of principal executive offices)


Registrant's telephone number, including area code:  812-464-9800


Former name or former address, if changed since last report:  N/A


Date of Report:  March 21, 1994

Pursuant to Section 13 or Section 15(b) of the Securities and
Exchange Act of 1934, Registrant hereby makes current report regarding the following event:

     On March 15, 1994, during its regularly scheduled monthly meeting, the Board of Directors of National City Bancshares, Inc. authorized the Corporation's officers to repurchase up to five percent of its common stock over the next twelve months at market prices. Purchases of the Corporation's stock under this program will be completed in brokered transactions or directly from the Corporation's market makers. The repurchased stock could be used for a future stock dividend or other corporate purposes.

     The Corporation's stock has been listed in the Nasdaq
National Market System since December 1991 and is traded under the symbol NCBE. In excess of 240,000 and 200,000 shares were traded during 1993 and 1992, respectively. The stock price ended
1993 at $37.00 per share, or 1.6 times book value.

     Management and the Board of Directors believe the Corporation's stock is valued less than comparable bank holding company stock in the region and are confident that this repurchase program will increase shareholder value.

                            SIGNATURE

Pursuant to the requirements of the Securities and Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                   NATIONAL CITY BANCSHARES, IN



Date:  March 18, 1994              /s/ HAROLD A. MANN
                                   Harold A. Mann
                                   Secretary/Treasurer